Exhibit 24
POWER OF ATTORNEY
	KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Alexander R. Bradley, Jason E. Dymbort, Byron Jeffers, and Nathan B. Theurer, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of First Solar, Inc., a Delaware corporation, including but not limited to Forms 3, 4 and 5 under such act and any amendments thereto.

	This power of attorney shall be valid from the date hereof until revoked by the undersigned.

	IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 8th day of May, 2024.


By:  /s/ Venkata S. ?Murthy? Renduchintala
     Name:  Venkata S. ?Murthy? Renduchintala